As filed with the Securities and Exchange Commission on December 9, 2022

Registration No. 333-
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
MURPHY USA INC.*
(Exact Name of Registrant as Specified in Its Charter)

Delaware		46-2279221
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
200 Peach Street El Dorado, Arkansas 71730-5836 (870) 875-7600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

R. Andrew Clyde President and Chief Executive Officer Murphy USA Inc. 200 Peach Street El Dorado, Arkansas 71730-5836 (870) 875-7600
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
Copy to:
Joseph A. Hall John H. Runne Davis Polk &Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒    Accelerated filer ☐
Non-accelerated filer ☐     Smaller reporting company ☐
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)B) of the Securities Act. ☐

* Certain subsidiaries of Murphy USA Inc. are also registrants and are identified on the following page.

TABLE OF ADDITIONAL REGISTRANTS
Exact Name of Registrant as Specified in Its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Murphy Oil USA, Inc.	Delaware	71-0727492
864 Holdings, Inc.	Delaware	27-0496160
864 Beverage, Inc.	Texas	71-0831009
Murphy Oil Trading Company (Eastern)	Delaware	71-6049824
Spur Oil Corporation	Delaware	71-0361520
Superior Crude Trading Company	Delaware	71-0818212
El Dorado Properties LLC	Arkansas	82-0896632
QuickChek Realty L.L.C.	New Jersey	46-5471418
QuickChek Realty Bordentown Urban Renewal LLC	New Jersey	61-1803030
Quick Chek Corporation	New Jersey	22-1821697

The address, including zip code, and telephone number, including area code, of each additional registrant’s principal executive offices is c/o Murphy USA Inc. 200 Peach Street, El Dorado, Arkansas 71730-5836, Tel. (870) 875-7600.

PROSPECTUS
MURPHY USA INC.
Common Stock
Preferred Stock
Debt Securities
Guarantees of Debt Securities
Warrants
Purchase Contracts
Units
We may offer from time to time common stock, preferred stock, debt securities, guarantees of debt securities, warrants, purchase contracts and units. Specific terms of these securities will be provided in supplements to this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference therein, carefully before you invest.
Our common stock is listed on the New York Stock Exchange (“NYSE”) under the ticker symbol “MUSA.” On December 8, 2022, the last reported sale price of our common stock on the NYSE was $290.77 per share.
We may sell the securities offered under this prospectus through agents; through one or more underwriters or dealers; directly to one or more purchasers; or through a combination of any of these methods of sale. For each offering of securities under this prospectus, we will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers, and their compensation, in the related prospectus supplement. See “Plan of Distribution.”
Investing in these securities involves certain risks. See “Risk Factors” beginning on page 12 of our Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference herein, as well as those risks contained or incorporated by reference in the applicable prospectus supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is December 9, 2022.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We do not take any responsibility for, and we cannot assure you as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.
The terms “Murphy USA,” “the Company,” “we,” “us,” and “our” refer to Murphy USA Inc. and its consolidated subsidiaries, unless specified otherwise or the context indicates otherwise. References to “securities” include any security that we might sell under this prospectus or any prospectus supplement, unless specified otherwise or the context indicates otherwise.

TABLE OF CONTENTS

THE COMPANY
Murphy USA Inc. and its consolidated subsidiaries markets refined products through a network of retail gasoline stores and to unbranded wholesale customers. In addition, we operate non-fuel convenience stores in select markets. The Company owns and operates a chain of retail stores under the brand name of Murphy USA® which are almost all located in close proximity to Walmart stores, markets gasoline and other products at standalone stores under the Murphy Express brand, and also has a mix of convenience stores with and without retail gasoline that operate under the name of QuickChek®. At September 30, 2022, the Company had a total of 1,700 Company stores of which 1,151 were Murphy USA, 392 were Murphy Express and 157 were QuickChek. The Company also has certain product supply and wholesale assets, including product distribution terminals and pipeline positions.
Our principal executive offices are located at 200 Peach Street, El Dorado, Arkansas 71730-5836 and our telephone number is (870) 875-7600. We maintain a website at http://www.murphyusa.com. Our website and the information accessible through our website are not incorporated into this prospectus, and no such information should be considered a part of this prospectus.
ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto. Our SEC filings and other information about the Company is also available at our website at http://www.murphyusa.com. Except for documents filed with the SEC and incorporated by reference into this prospectus, no information contained in, or that can be accessed through, our website is to be considered part of this prospectus.
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
(a)    Annual Report on Form 10-K for the year ended December 31, 2021;
(b)    Definitive Proxy Statement on Schedule 14A filed with the SEC on March 25, 2022;
(c)    Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022; and
(d)    Current Reports on Form 8-K filed on March 18, 2022 and May 6, 2022.
You may request a copy of these filings at no cost, by writing or telephoning our office at Murphy USA Inc., 200 Peach Street, El Dorado, Arkansas 71730-5836, telephone number (870) 875-7600.
SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains certain statements or may suggest “forward-looking” information (as defined in the Private Securities Litigation Reform Act of 1995) that involve risk and uncertainties, including, but not limited to M&A activity, anticipated store openings, fuel margins, merchandise margins, sales of RINs, trends in our operations, dividends, and share repurchases. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual future results may differ materially from historical results or current expectations depending upon factors including, but not limited to: the Company's ability to realize projected synergies from the acquisition of QuickChek and successfully expand our food and beverage offerings; our ability to continue to maintain a good business relationship with Walmart; successful execution of our growth strategy, including our ability to realize the anticipated benefits from such growth initiatives, and the timely completion of construction associated with our newly planned stores which may be impacted by the financial health of third parties; our ability to effectively manage our inventory, disruptions in our supply chain and our ability to control costs; geopolitical events, such as Russia's invasion of Ukraine, that impact the supply and demand and prices of crude oil; the impact of severe weather events, such as hurricanes, floods and earthquakes; the impact of a global health pandemic, such as COVID-19 and the government reaction in response thereof; the impact of any systems failures, cybersecurity and/or security breaches of the company or its vendor partners, including any security breach that results in theft, transfer or unauthorized disclosure of customer, employee or company information or our compliance with information security and privacy laws and regulations in the event of such an incident; successful execution of our information technology strategy; reduced demand for our products due to the implementation of more stringent fuel economy and greenhouse gas reduction requirements, or increasingly widespread adoption of electric vehicle technology; future tobacco or e-cigarette legislation and any other efforts that make purchasing tobacco products more costly or difficult could hurt our revenues and impact gross margins; efficient and proper allocation of our capital resources, including the timing, declaration, amount and payment of any future dividends or levels of the company's share repurchases, or management of operating cash; the market price of the Company's stock prevailing from time to time, the nature of other investment opportunities presented to the Company from time to time, the Company's cash flows from operations, and general economic conditions; compliance with debt covenants; availability and cost of credit; changes in interest rates; or any of the other factors set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and in any subsequent document we have filed or may file with the SEC. As a result, you should not place undue reliance on forward-looking statements. If any of the forecasted events does not occur for any reason, our business, results of operation, cash flows and/or financial condition may be materially adversely affected. The Company undertakes no obligation to update or revise any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations.
USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities.
DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is based upon our amended and restated certificate of incorporation (our “certificate of incorporation”), our amended and restated bylaws (our “bylaws”) and applicable provisions of law. We have summarized certain portions of the certificate of incorporation and bylaws below. The summary is not complete.
The certificate of incorporation and bylaws are included as exhibits to our most recent Annual Report on Form 10-K incorporated by reference into this prospectus (as amended, if applicable, as disclosed by us in any subsequent Current Report on Form 8-K filed pursuant to Item 5.03(a) thereof, any subsequent proxy statement or any subsequent information statement, in each case incorporated by reference into this prospectus).
General
Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share.
Common Stock
Common stock outstanding. As of September 30, 2022, there were 22,594,002 shares of common stock outstanding. All outstanding shares of common stock are fully paid and non-assessable.
Voting rights. The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders (other than matters relating solely to the terms of any preferred stock or directors elected solely by the holders thereof). Our certificate of incorporation and bylaws do not provide for cumulative voting rights in the election of directors.
Dividend rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor.
Rights upon liquidation. In the event of liquidation, dissolution or winding up of Murphy USA, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Other rights. The holders of our common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.
Preferred Stock
Our board of directors has the authority to issue, without further vote or action by the stockholders, the preferred stock in one or more series and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series.
The issuance of preferred stock could adversely affect the voting power of the holders of the common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Murphy USA without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock. At present, Murphy USA has no plans to issue any of the preferred stock.
Election and Removal of Directors
Our board of directors currently consists of eleven directors. The number of directors may be fixed exclusively by one or more resolutions adopted from time to time solely by the affirmative vote of a majority of the “whole board” (defined as the total number of authorized directorships at any given time, whether or not there exist any vacancies in previously authorized directorships).
In uncontested elections of directors, each director nominee will be elected only if the number of votes cast for such nominee exceeds the number of votes cast against such nominee. Directors who fail to receive a majority of votes cast in their favor must tender their resignation, which the board of directors can determine whether to accept or reject. In contested elections—the election of a director nominee that was properly nominated by a stockholder pursuant to the provisions of our bylaws—directors are elected by a plurality of votes cast.
No director is removable by the stockholders except for cause, and directors may be removed for cause only by an affirmative vote of a majority of the total voting power of our outstanding securities generally entitled to vote in the election of directors. Any vacancy occurring on the board of directors and any newly created directorship may be filled only by a majority of the remaining directors in office (although less than a quorum) or by the sole remaining director.
Staggered Board
Our board of directors is divided into three classes serving staggered three-year terms. At each annual meeting of stockholders, directors are elected for three-year terms to succeed the class of directors whose terms have expired. This classification of our board of directors could have the effect of increasing the length of time necessary to change the composition of a majority of the board of directors. In general, at least two annual meetings of stockholders will be necessary for stockholders to effect a change in a majority of the members of the board of directors.
Limits on Written Consent
Any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders.
Stockholder Meetings
Our certificate of incorporation and our bylaws provide that special meetings of our common stockholders may be called only by our board of directors acting pursuant to a resolution adopted by a majority of the whole board. Our bylaws provide that business transacted at any special meeting will be limited to the purposes stated in the notice of such meeting.
Amendments to Our Governing Documents
Our certificate of incorporation provides that the amendment of the provisions described under “-Election and Removal of Directors,” “-Staggered Board,” “-Limits on Written Consents,” and “-Stockholder Meetings” require the affirmative vote of holders of no less than 66 % of the total voting power of our outstanding securities generally entitled to vote in the election of directors, voting together as a single class. Pursuant to Delaware law, the affirmative vote of holders of at least a majority of the voting power of our outstanding shares of stock will generally be required to amend other provisions of our certificate of incorporation.
Our bylaws are generally subject to alteration, amendment or repeal, and new bylaws may be adopted, with:

•the affirmative vote of a majority of the whole board; or
•the affirmative vote of holders of 66 2/3% of the total voting power of our outstanding securities generally entitled to vote in the election of directors, voting together as a single class.
Other Limitations on Stockholder Actions
Advance Notice of Proposals and Nominations.   Our bylaws provide that stockholders must provide timely written notice to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders. Notice for an annual meeting is generally timely if it is received at our principal office not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is advanced by more than 30 days or delayed more than 70 days from this anniversary date, such notice by the stockholder must be delivered not earlier than the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting was first made. Stockholders utilizing “proxy access” must meet separate deadlines. Our bylaws also specify the form and content of a stockholder’s notice. These provisions may prevent stockholders from bringing matters before an annual meeting of stockholders or from nominating candidates for election as directors at an annual meeting of stockholders.

Proxy Access.   Our bylaws contain “proxy access” provisions, which give an eligible stockholder (or a group of up to 20 stockholders aggregating their shares) that has owned 3% or more of the outstanding common stock continuously for at least three years the right to nominate the greater of two nominees and 20% of the number of directors to be elected at the applicable annual general meeting, and to have those nominees included in our proxy materials, subject to the other terms and conditions of our bylaws.
Limitation of Liability of Directors and Officers
Our certificate of incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except as required by applicable law, as in effect from time to time. Currently, Delaware law requires that liability be imposed only for the following:
•any breach of the director’s duty of loyalty to the company or its stockholders;
•any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; and
•any transaction from which the director derived an improper personal benefit.
As a result, neither we nor our stockholders have the right, including through stockholders’ derivative suits on our behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above.
Our certificate of incorporation provides that, to the fullest extent permitted by law, we will indemnify any officer or director of our Company in connection with any threatened, pending or completed action, suit or proceeding to which such person is, or is threated to be made, a party, whether civil or criminal, administrative or investigative, arising out of the fact that the person is or was our director or officer, or served any other enterprise at our request as a director or officer. We will reimburse the expenses, including attorneys’ fees, incurred by a person indemnified by this provision in connection with any proceeding, including in advance of its final disposition, to the fullest extent permitted by law. Amending this provision will not reduce our indemnification obligations relating to actions taken before an amendment.
We maintain insurance for our officers and directors against certain liabilities, including liabilities under the Securities Act, under insurance policies, the premiums of which are paid by us. The effect of these are to indemnify any officer or director of the Company against expenses, judgments, attorney’s fees and other amounts paid in settlements incurred by an officer or director arising from claims against such persons for conduct in their capacities as officers or directors of the Company.
Forum Selection
Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of Delaware General Corporation Law, our certificate of incorporation (including any certificate of designations for any class or series of our preferred stock) or our bylaws, in each case, as amended from time to time, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the State of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for the resolution of any action asserting a cause of action arising under the Securities Act shall be the federal district courts of the United States of America, to the fullest extent permitted by law. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the foregoing forum selection provisions.
Anti-Takeover Effects of Some Provisions
Some of the provisions of our certificate of incorporation and bylaws (as described above) could make the following more difficult:
•acquisition of control of us by means of a proxy contest or otherwise, or
•removal of our incumbent officers and directors.
These provisions, including our ability to issue preferred stock, are designed to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection will give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that the benefits of this increased protection will outweigh the disadvantages of discouraging those proposals, because negotiation of those proposals could result in an improvement of their terms.
Delaware Business Combination Statute
We have elected to be subject to Section 203 of the Delaware General Corporation Law, which regulates corporate acquisitions. Section 203 prevents an “interested stockholder,” which is defined generally as a person owning 15% or more of a corporation’s voting stock, or any affiliate or associate of that person, from engaging in a broad range of “business combinations” with the corporation for three years after becoming an interested stockholder unless:
•the board of directors of the corporation had, prior to the person becoming an interested stockholder, approved either the business combination or the transaction that resulted in the stockholder’s becoming an interested stockholder;
•upon completion of the transaction that resulted in the stockholder’s becoming an interested stockholder, that person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, other than statutorily excluded shares; or
•following the transaction in which that person became an interested stockholder, the business combination is approved by the board of directors of the corporation and holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.
Under Section 203, the restrictions described above also do not apply to specific business combinations proposed by an interested stockholder following the announcement or notification of designated extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.
Section 203 may make it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period. Section 203 also may have the effect of preventing changes in our management and could make it more difficult to accomplish transactions which our stockholders may otherwise deem to be in their best interests.
Listing
Our common stock is listed on the NYSE under the ticker symbol “MUSA.”
Transfer Agent and Registrar
The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

DESCRIPTION OF PREFERRED STOCK

See “Description of Capital Stock — Preferred Stock.”
When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus. The preferred stock will be issued under a certificate of designations relating to each series of preferred stock and is also subject to our certificate of incorporation.
All shares of preferred stock offered will be fully paid and non-assessable. Any shares of preferred stock that are issued will have priority over the common stock with respect to dividend or liquidation rights or both.
The transfer agent for each series of preferred stock will be described in the prospectus supplement.
DESCRIPTION OF DEBT SECURITIES

The following descriptions of the debt securities do not purport to be complete and are subject to and qualified in their entirety by reference to the indenture, a form of which has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. Any future supplemental indenture or similar document also will be so filed. You should read the indenture and any supplemental indenture or similar document because they, and not this description, define your rights as holder of our debt securities. When we offer to sell a series of debt securities, we will describe the specific terms of the series in the applicable prospectus supplement. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus. All capitalized terms have the meanings specified in the indenture.
As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that may be issued separately or upon exercise of a debt warrant from time to time. The debt securities may either be senior debt securities or subordinated debt securities. The debt securities will be issued under an indenture with a trustee to be named therein. Debt securities, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities.
General Terms of the Indenture
The debt securities will be the direct unsecured obligations of Murphy Oil USA, Inc. (“MOUSA”), a subsidiary of the Company, and will be guaranteed by the Company and certain other subsidiaries of the Company, as described under “Description of Guarantees.”
The senior debt securities will rank equally with all of MOUSA’s other senior unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of MOUSA’s present and future senior indebtedness to the extent and in the manner described in the prospectus supplement and, if applicable, in a pricing supplement, and as set forth in the supplemental indenture, board resolution or officers’ certificate relating to such offering.
The indenture does not limit the amount of debt securities that MOUSA may issue. It provides that MOUSA may issue debt securities up to the principal amount that MOUSA may authorize and may be in any currency or currency unit designated by MOUSA.
The applicable prospectus supplement for a series of debt securities, together with a pricing supplement, if any, will describe, among other things, the following terms of the offered debt securities:
•the title;
•the aggregate principal amount;
•whether issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;
•whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;
•the price or prices at which the debt securities will be issued;
•the date or dates on which principal is payable;
•the place or places where and the manner in which principal, premium or interest will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

•interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable;
•the right, if any, to extend the interest payment periods and the duration of the extensions;
•MOUSA’s rights or obligations to redeem or purchase the debt securities, including sinking fund or partial redemption payments;
•conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;
•the currency or currencies of payment of principal or interest;
•the terms applicable to any debt securities issued at a discount from their stated principal amount;
•the terms, if any, pursuant to which any debt securities will be subordinate to any of our other debt;
•if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;
•if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;
•any provisions for the remarketing of the debt securities;
•if applicable, covenants affording holders of debt protection with respect to the Company’s operations, financial condition or transactions involving the Company or its subsidiaries; and
•any other specific terms of any debt securities.
Unless otherwise provided in the applicable prospectus supplement, all securities of any one series need not be issued at the same time and may be issued from time to time without consent of any holder.
Subordination
The prospectus supplement or pricing supplement, if any, relating to any offering of subordinated debt securities will describe the specific subordination provisions, including the extent of subordination of payments of the principal of, premium, if any, and interest on such subordinated debt securities.
Conversion or Exchange Rights
Debt securities may be convertible into or exchangeable for other securities or property. The terms and conditions of conversion or exchange will be set forth in the applicable prospectus supplement or pricing supplement, if any. The terms will include, among others, the following:
•the conversion or exchange price;
•the conversion or exchange period;
•provisions regarding the ability of the Company, MOUSA or the holder to convert or exchange the debt securities;
•events requiring adjustment to the conversion or exchange price; and
•provisions affecting conversion or exchange in the event of redemption of the debt securities.
Consolidation, Merger or Sale
The indenture will limit the ability of the Company, MOUSA and any other subsidiary guarantors to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any person. The terms of such limitation will be set forth in the applicable prospectus supplement.
Events of Default
Unless otherwise indicated, the term “Event of Default,” when used in the indenture, means any of the following:

•failure to pay interest for 30 days after the date payment is due and payable; provided that, an extension of an interest payment period in accordance with the terms of the debt securities shall not constitute a failure to pay interest;
•failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;
•failure to make sinking fund payments when due;
•failure to perform any other covenant for 90 days after notice that performance was required;
•certain events relating to bankruptcy, insolvency or reorganization; or
•any other Event of Default provided in the applicable resolution of the Company’s board of directors or the officers’ certificate or supplemental indenture under which a series of debt securities is issued.
An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture. If an Event of Default relating to the payment of interest, principal or any sinking fund installment involving any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series may declare the entire principal of all the debt securities of that series to be due and payable immediately.
If an Event of Default relating to the performance of other covenants has occurred and is continuing for a period of 90 days after notice of such, or involves all of the series of senior debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of senior debt securities may declare the entire principal amount of all of the series of senior debt securities due and payable immediately.
Similarly, if an Event of Default relating to the performance of other covenants has occurred and is continuing for a period of 90 days after notice of such, or involves all of the series of subordinated debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of subordinated debt securities may declare the entire principal amount of all of the series of subordinated debt securities due and payable immediately.
If, however, the Event of Default relating to the performance of other covenants or any other Event of Default that has occurred and is continuing is for less than all of the series of senior debt securities or subordinated debt securities, as the case may be, then, the trustee or the holders of not less than 25% in aggregate principal amount of each affected series of the senior debt securities or the subordinated debt securities, as the case may be, may declare the entire principal amount of all debt securities of such affected series due and payable immediately. The holders of not less than a majority in aggregate principal amount of the debt securities of a series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving the series.
If an Event of Default relating to events in bankruptcy, insolvency or reorganization occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.
The indenture provides that the trustee shall within 90 days after the occurrence of default (or 30 days after it is known by the trustee) with respect to a particular series of debt securities, give the holders of the debt securities of such series notice of such default known to it; provided that, except in the case of a default or Event of Default in payment of the principal, premium, if any, of, or interest on, any debt security of such series or in the payment of any redemption obligation, the trustee may withhold the notice if, and so long as, it in good faith determines that withholding the notice is in the interests of the holders of debt securities of that series.
The indenture imposes limitations on suits brought by holders of debt securities. Except as provided below, no holder of debt securities of any series may institute any action under the indenture unless:
•the holder has previously given to the trustee written notice of default and continuance of that default;
•the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;
•the requesting holders have offered the trustee reasonable security or indemnity satisfactory to it for expenses and liabilities that may be incurred by bringing the action;
•the trustee has not instituted the action within 60 days of the request; and
•the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the series.

Notwithstanding the foregoing, each holder of debt securities of any series has the right, which is absolute and unconditional, to receive payment of the principal of, and premium and interest, if any, on such debt securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of debt securities.
Registered Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more fully registered global securities that will be deposited with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement or pricing supplement, if any, and registered in the name of such depositary or nominee. In such case, MOUSA will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.
Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:
•by the depositary for such registered global security to its nominee;
•by a nominee of the depositary to the depositary or another nominee of the depositary; or
•by the depositary or its nominee to a successor of the depositary or a nominee of the successor.
The prospectus supplement or pricing supplement, if any, relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. The following provisions will apply to all depositary arrangements for debt securities:
•ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;
•upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;
•any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited; and
•ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).
The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:
•will not be entitled to have the debt securities represented by a registered global security registered in their names;
•will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and
•will not be considered the owners or holders of the debt securities under the indenture.
Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.
Under existing industry practices, if MOUSA requests any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.
MOUSA will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of the Company, MOUSA, any subsidiary guarantor, the trustee or any other agent of any of them will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
The depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will be expected to immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. Standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” Any of these payments will be the responsibility of the participants.
If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, MOUSA will appoint an eligible successor depositary. If MOUSA fails to appoint an eligible successor depositary within 90 days, MOUSA will issue the debt securities in definitive form in exchange for the registered global security. In addition, MOUSA may at any time and in its sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, MOUSA will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.
MOUSA may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” MOUSA will deposit these bearer global securities with a common depositary for Euroclear Bank S.A./N.V., as operator of the Euroclear System, known as “Euroclear” and Clearstream Banking, société anonyme, Luxembourg, known as “Clearstream”, or with a nominee for the depositary identified in the prospectus supplement or pricing supplement, if any, relating to that series. The prospectus supplement or pricing supplement, if any, relating to a series of debt securities represented by a bearer global security will describe the specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, with respect to the portion of the series represented by a bearer global security.
Discharge, Defeasance and Covenant Defeasance
MOUSA can discharge or defease its obligations under the indenture as set forth below. Unless otherwise set forth in the applicable prospectus supplement or pricing supplement, if any, the subordination provisions applicable to any subordinated debt securities will be expressly made subject to the discharge and defeasance provisions of the indenture.
MOUSA may discharge its obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or are scheduled for redemption within one year). MOUSA may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations or foreign government obligations, as applicable, as trust funds, in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.
Unless otherwise provided in the applicable prospectus supplement or pricing supplement, if any, MOUSA may also discharge any and all of its obligations to holders of any series of debt securities at any time (“legal defeasance”). MOUSA also may be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and MOUSA may omit to comply with those covenants without creating an Event of Default (“covenant defeasance”). MOUSA may effect legal defeasance and covenant defeasance only if, among other things:
•MOUSA irrevocably deposits with the trustee cash or U.S. government obligations or foreign government obligations, as applicable, as trust funds, in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal, premium, if any, and interest on all outstanding debt securities of the series; and
•MOUSA delivers to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the beneficial owners of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance or covenant defeasance and that legal defeasance or covenant defeasance will not otherwise alter the beneficial owners’ U.S. federal income tax treatment of principal, premium, if any, and interest payments on the series of debt securities, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law.
Although MOUSA may discharge or defease its obligations under the indenture as described in the two preceding paragraphs, MOUSA may not avoid, among other things, its duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.
Modification of the Indenture
The indenture provides that the Company, MOUSA and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:
•secure any debt securities;
•evidence the assumption by a successor corporation of the Company’s or MOUSA’s obligations;
•add covenants for the protection of the holders of debt securities;
•add one or more guarantees for the benefit of holders of debt securities;
•cure any ambiguity or correct any inconsistency in the indenture;
•establish the forms or terms of debt securities of any series;
•conform any provision of the indenture to this description of debt securities, the description of the debt securities included in the applicable prospectus supplement or any other relevant section of the applicable prospectus supplement describing the terms of the debt securities;
•evidence and provide for the acceptance of appointment by a successor trustee;
•to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•make any change that does not materially adversely affect the right of any holder; and
•comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended.
The indenture also provides that the Company, MOUSA and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of senior debt securities or subordinated debt securities, as the case may be, then outstanding and affected (voting as one class), add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities.
The Company, MOUSA and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:
•extend the final maturity of any debt security;
•reduce the principal amount or premium, if any;
•reduce the rate or extend the time of payment of interest;
•reduce any amount payable on redemption;
•change the currency in which the principal (other than as may be provided otherwise with respect to a series), premium, if any, or interest is payable;
•reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;
•modify any of the subordination provisions or the definition of senior indebtedness applicable to any subordinated debt securities in a manner adverse to the holders of those securities;
•alter provisions of the indenture relating to the debt securities not denominated in U.S. dollars;

•impair the right to institute suit for the enforcement of any payment on any debt security when due;
•reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences) provided for in the indenture; or
•modify any provisions set forth in this paragraph.
Concerning the Trustee
The indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to that series at an office designated by the trustee in New York, New York.
The indenture contains limitations on the right of the trustee, should it become a creditor of MOUSA, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.
The holders of a majority in aggregate principal amount of any series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to such series of debt securities, provided that, the direction would not conflict with any rule of law or with the indenture, would not be unduly prejudicial to the rights of another holder of the debt securities, and would not involve any trustee in personal liability. The indenture provides that in case an Event of Default shall occur and be known to any trustee and not be cured, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.
No Individual Liability of Incorporators, Stockholders, Officers or Directors
The indenture provides that no incorporator and no past, present or future stockholder, officer or director, of the Company or any successor corporation in their capacity as such shall have any individual liability for any of its obligations, covenants or agreements under the debt securities or the indenture.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Law and Rules 327(b).
DESCRIPTION OF GUARANTEES

Unless otherwise described in the applicable prospectus supplement, the Company and one or more of its subsidiaries 864 Beverage, Inc., 864 Holdings, Inc., Murphy Oil Trading Company (Eastern), Spur Oil Corporation, Superior Crude Trading Company, El Dorado Properties LLC, QuickChek Realty L.L.C., QuickChek Realty Bordentown Urban Renewal LLC, and Quick Chek Corporation will fully and unconditionally guarantee, on a senior unsecured basis, MOUSA’s obligations under the debt securities, on a joint and several basis, subject to customary release provisions in respect of the subsidiary guarantors as described below.
The obligations of each subsidiary guarantor under its guarantee are designed to be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law, and, therefore, such guarantee is specifically limited to an amount that such subsidiary guarantor could guarantee without such subsidiary guarantee constituting a fraudulent conveyance. This limitation, however, may not be effective to prevent such guarantee from constituting a fraudulent conveyance. If a guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable subsidiary guarantor, and, depending on the amount of such indebtedness, a subsidiary guarantor’s liability on its subsidiary guarantee could be reduced to zero.

The guarantee of a subsidiary guarantor will be released:
•upon the designation of such subsidiary guarantor as an unrestricted subsidiary to the extent permitted by the indenture;
•at such time as such subsidiary guarantor ceases to guarantee any indebtedness of MOUSA under its senior credit agreement, except as a result of payment under such guarantee;
•the sale or other disposition (including by way of consolidation or merger) of such subsidiary guarantor, in compliance with all of the terms of the indenture, following which such subsidiary guarantor is no longer a subsidiary of the Company; or
•if MOUSA exercises its legal defeasance option or covenant defeasance option or if its obligations under the indenture are discharged in accordance with the terms of the indenture.
DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
•the title of such warrants;
•the aggregate number of such warrants;
•the price or prices at which such warrants will be issued;
•the currency or currencies in which the price of such warrants will be payable;
•the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;
•the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;
•the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•information with respect to book-entry procedures, if any;
•if applicable, a discussion of any material United States Federal income tax considerations; and
•any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;
•currencies; or
•commodities.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.
DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable supplement will describe:
•the terms of the units and of the warrants, debt securities and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•a description of the terms of any unit agreement governing the units; and
•a description of the provisions for the payment, settlement, transfer or exchange of the units.
FORMS OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
Registered Global Securities. We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, guaranteed trust preferred securities or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Murphy USA, the trustees, the warrant agents, the unit agents or any other agent of Murphy USA, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.
PLAN OF DISTRIBUTION

We may sell the securities offered under this prospectus through agents; through one or more underwriters or dealers; directly to one or more purchasers; or through a combination of any of these methods of sale. For each offering of securities under this prospectus, we will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers, and their compensation, in the related prospectus supplement.
LEGAL MATTERS

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell LLP, New York, New York. Certain matters arising under the laws of Texas will be passed upon for us by Jackson Walker L.L.P., Austin, Texas, certain matters arising under the laws of Arkansas will be passed upon for us by Friday, Eldredge & Clark, LLP, Little Rock, Arkansas, and certain matters arising under the laws of New Jersey will be passed upon for us by Lowenstein Sandler LLP, Roseland, New Jersey.
EXPERTS

The consolidated financial statements and schedule of Murphy USA Inc. and its subsidiaries as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the securities being registered hereby.

Amount to Be Paid
Registration fee	$ *
Printing	†
Legal fees and expenses (including Blue Sky fees)	†
Trustee fees	†
Rating agency fees	†
Accounting fees and expenses	†
Miscellaneous	†
TOTAL	$ †

*    Omitted because the registration fee is being deferred pursuant to Rules 456(b) and 457(r) of the Securities Act and will be paid at the time of any particular offering of securities under this registration statement, and are therefore not estimable at this time.
†    Omitted because estimates are not currently available, as these fees and expenses are incurred in connection with the issuance of securities and will vary based on the securities offered and the number of issuances. The estimated aggregate expenses of any offering will be set forth in the applicable prospectus supplement.
Item 15. Indemnification of Directors and Officers
(a)    Murphy USA Inc., Murphy Oil USA, Inc., 864 Holdings, Inc., Murphy Oil Trading Company (Eastern), Spur Oil Corporation and Superior Crude Trading Company (collectively, the “Delaware Registrants,” and each, a “Delaware Registrant”) are each incorporated under the laws of the State of Delaware.
Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to any of the Delaware Registrants. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The certificate of incorporation of Murphy USA Inc. and the bylaws of each other Delaware Registrant provide for indemnification by each Delaware Registrant of its directors and officers.
Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit. The certificates of incorporation of Murphy USA Inc., 864 Holdings, Inc. and Superior Crude Trading Company provide for such limitation of liability.
(b)    864 Beverage, Inc. is incorporated under the laws of the State of Texas. The Texas Business Organizations Code provides that, subject to certain limitations, a corporation may indemnify a governing person, former governing person, or delegate who was, is, or is threatened to be made a respondent in a proceeding, to the extent that it is determined that the person acted in good faith; that the person reasonably believed, in the case of conduct in the person’s official capacity, that the person’s conduct was in the corporation’s best interests; and, in any other case, that the person’s conduct was not opposed to the corporation’s best interests; and in the case of a criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful. With respect to expenses, the amount of expenses other than a judgment must be reasonable. The bylaws of 864 Beverage, Inc. provide for indemnification of its directors, officers and employees.
(c)    El Dorado Properties LLC was formed under the laws of the State of Arkansas. Section 4-38-408(b) of the Arkansas Uniform Limited Liability Company Act provides that a limited liability company shall indemnify and hold harmless a person with respect to any claim or demand against the person and any debt, obligation, or other liability incurred by the person by reason of the person's former or present capacity as a member or manager, if the claim, demand, debt, obligation, or other liability does not arise from the person's causing an unauthorized distribution under Section 4-38-405, wrongful undertaking of action on behalf of the company or wrongfully causing the dissolution of the company under Section 4-38-407, or breach of the fiduciary duty of loyalty to the company or engaging in grossly negligent or reckless conduct, willful or intentional misconduct, or knowing violation of law under Section 4-38-409. The operating agreement of El Dorado Properties LLC provides that the company shall, to the fullest extent not otherwise prohibited by applicable law, indemnify its member and each officer of the company designated in writing by the member from and against any and all claims, liabilities, obligations, costs and expenses (including reasonable attorney’s fees), incurred by or asserted against the member or any officer, to the extent arising out of or resulting from the good faith performance by such person of duties or services for or on behalf of the company; provided, the person’s actions or omissions giving rise to such claims, liabilities, obligations, costs or expenses did not constitute intentional willful misconduct or a knowing violation of law.
(d) QuickChek Realty L.L.C. and QuickChek Realty Bordentown Urban Renewal LLC were each formed under the laws of the State of New Jersey. Section 42:2C-38 of the New Jersey Revised Uniform Limited Liability Company Act provides that, subject to the terms of a company’s operating agreement, a limited liability company shall indemnify a company agent against any debt, obligation, expense or other liability incurred by that company agent in the course of the company agent’s activities on behalf of the limited liability company or another enterprise at the request of the limited liability company, if, in making the payment or incurring the debt, obligation, expense or other liability, the company agent complied with the duties of lawful distribution and standards of conduct for members and managers under the New Jersey Revised Uniform Limited Liability Company Act. For purposes of the New Jersey Revised Uniform Limited Liability Company Act, a “company agent” means any person who is or was a member of a member-managed company, a manager of a manager-managed company, an officer, employee or agent of the indemnifying company or of any constituent company absorbed by the indemnifying company in a consolidation or merger and any person who is or was a member, manager, officer, director, trustee, employee or agent of any other enterprise, serving as such at the request of the indemnifying company, or any such constituent company, or the legal representatives of any such member, manager, officer, director, trustee, employee or agent.
    The limited liability company agreement of QuickChek Realty L.L.C. provides that to the fullest extent permitted by law, the company shall indemnify, defend and hold harmless its manager and each officer from and against any liability incurred or sustained by the manager or officer arising from or in connection with the discharge of the manager’s obligations or other activities as manager or the officer’s obligations or other activities on behalf of the company. The operating agreement of QuickChek Realty Bordentown Urban Renewal LLC provides for indemnification consistent with the New Jersey Revised Uniform Limited Liability Company Act.
Section 42:2C-11 of the New Jersey Revised Uniform Limited Liability Company Act permits a limited liability company to have an operating agreement that eliminates or limits a member’s or manager’s liability to the limited liability company and members for money damages, except for a breach of the duty of loyalty, the receipt of a financial benefit to which the member or manager is not entitled, the breach of a duty not to consent to an improper distribution, the intentional infliction of harm on the company or a member or an intentional violation of criminal law. The operating agreement of QuickChek Realty Bordentown Urban Renewal LLC provides for such limitation of liability.
(e) Quick Chek Corporation is incorporated under the laws of the state of New Jersey. Section 14A:3-5(2) of the New Jersey Business Corporation Act provides that a corporation may indemnify a corporate agent against his reasonable costs, disbursements and counsel fees and amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties incurred by him in connection with any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. For purposes of the New Jersey Business Corporation Act, a “corporate agent” means any person who is or was a director, officer, employee or agent of the corporation or a person serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation or enterprise or the legal representative of any such director, officer, trustee, employee or agent. Section 14A:3-5(8) of the New Jersey Business Corporation Act also permits a corporation to indemnify a corporate agent under the certificate of incorporation, the bylaws or an agreement, or by the vote of shareholders, or otherwise; provided that no such indemnification shall be made to or on behalf of a corporate agent if a judgment or other final adjudication adverse to the corporate agent establishes that his acts or omissions (a) were in breach of his duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the corporate agent of an improper personal benefit. The certificate of incorporation and bylaws of Quick Chek Corporation provides for indemnification by Quick Chek Corporation of its directors and officers.
Section 14A-2(7)(3) of the New Jersey Business Corporation Act permits a corporation to provide in its certificate of incorporation that a director or officer shall not be personally liable, or shall be liable only to the extent therein provided, to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders, except that such provision shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person’s duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit. The certificate of incorporation of Quick Chek Corporation provides for such limitation of liability.
(f)    Each registrant maintains standard policies of insurance under which coverage is provided to its directors, officers and employees against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not such registrant would have the power to indemnify him or her against such liability under the applicable law.
Item 16. Exhibits and Financial Statement Schedules

(a)    The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document
1.1†	Form of underwriting agreement
4.1	Form of indenture (incorporated herein by reference to Exhibit 4.1 to the registrant’s registration statement on Form S-3 filed on August 31, 2016)
4.2†	Form of note
4.3	Form of common stock certificate (incorporated herein by reference to Exhibit 4.1 of Amendment No. 3 to the registrant’s registration statement on Form 10 filed on July 18, 2013)
4.4†	Form of warrant agreement
4.5†	Form of purchase contract
4.6†	Form of unit agreement
5.1	Opinion of Davis Polk & Wardwell LLP
5.2	Opinion of Jackson Walker L.L.P. with respect to 864 Beverage, Inc.
5.3	Opinion of Friday, Eldredge & Clark, LLP with respect to El Dorado Properties LLC
5.4	Opinion of Lowenstein Sandler LLP with respect to QuickChek Realty L.L.C., QuickChek Realty Bordentown Urban Renewal LLC, and Quick Chek Corporation
22	List of Subsidiary Guarantors
23.1	Consent of KPMG LLP
23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
23.3	Consent of Jackson Walker L.L.P. (included in Exhibit 5.2)
23.4	Consent of Friday, Eldredge & Clark, LLP (included in Exhibit 5.3)
23.5	Consent of Lowenstein Sandler LLP (included in Exhibit 5.4)
24.1	Power of attorney (included on the signature pages of the registration statement)
25.1	Statement of Eligibility on Form T-1 of the trustee
107	Fee Table

†    To be filed, if necessary, by amendment or on a Current Report on Form 8-K in connection with the issuance of the applicable securities.
Item 17. Undertakings

(a)    Each undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
Each undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.
(b)    Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.
(c)    Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(d)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Dorado, State of Arkansas, on December 9, 2022.

MURPHY USA INC.
By:	/s/ R. Andrew Clyde
	Name:	R. Andrew Clyde
	Title:	President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. ANDREW CLYDE, MINDY K. WEST, GREGORY L. SMITH, DONALD R. SMITH, JR., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date
/s/ R. Andrew Clyde	President and Chief Executive Officer (principal executive officer) Director	December 9, 2022
R. Andrew Clyde
/s/ Mindy K. West	Executive Vice President, Fuels, Chief Financial Officer and Treasurer (principal financial officer) Director	December 9, 2022
Mindy K. West
/s/ Donald R. Smith, Jr.	Vice President and Controller (principal accounting officer)	December 9, 2022
Donald R. Smith, Jr.
/s/ R. Madison Murphy	Chairman of the Board and Director	December 9, 2022
Madison Murphy
/s/ Claiborne P. Deming	Director	December 9, 2022
Claiborne P. Deming
/s/ David L. Goebel	Director	December 9, 2022
David L. Goebel
/s/ Fred L. Hollinger	Director	December 9, 2022
Fred L. Hollinger
/s/ James W. Keyes	Director	December 9, 2022
James W. Keyes
/s/ Diane N. Landen	Director	December 9, 2022
Diane N. Landen
/s/ David B. Miller	Director	December 9, 2022
David B. Miller
/s/ Jeanne L. Phillips	Director	December 9, 2022
Jeanne L. Phillips
/s/ Jack T. Taylor	Director	December 9, 2022
Jack T. Taylor
/s/ Rosemary Turner	Director	December 9, 2022
Rosemary Turner

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Dorado, State of Arkansas, on December 9, 2022.

MURPHY OIL USA, INC.

By:	/s/ R. Andrew Clyde
	Name:	R. Andrew Clyde
	Title:	President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. ANDREW CLYDE, MINDY K. WEST, GREGORY L. SMITH, DONALD R. SMITH, JR., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date
/s/ R. Andrew Clyde	President and Chief Executive Officer (principal executive officer) Director	December 9, 2022
R. Andrew Clyde
/s/ Mindy K. West	Executive Vice President, Fuels, Chief Financial Officer and Treasurer (principal financial officer) Director	December 9, 2022
Mindy K. West
/s/ Donald R. Smith, Jr.	Vice President and Controller (principal accounting officer)	December 9, 2022
Donald R. Smith, Jr.
/s/ Christopher A. Click	Director	December 9, 2022
Christopher A. Click

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Dorado, State of Arkansas, on December 9, 2022.

864 BEVERAGE, INC.
864 HOLDINGS, INC.
MURPHY OIL TRADING COMPANY (EASTERN)
SPUR OIL CORPORATION
SUPERIOR CRUDE TRADING COMPANY
EL DORADO PROPERTIES LLC

By:	/s/ R. Andrew Clyde
	Name:	R. Andrew Clyde
	Title:	President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. ANDREW CLYDE, MINDY K. WEST, GREGORY L. SMITH, DONALD R. SMITH, JR., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date
/s/ R. Andrew Clyde	President and Chief Executive Officer (principal executive officer) Director	December 9, 2022
R. Andrew Clyde
/s/ Mindy K. West	Executive Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer) Director	December 9, 2022
Mindy K. West
/s/ Gregory L. Smith	Vice President, General Counsel & Secretary Director	December 9, 2022
Gregory L. Smith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Dorado, State of Arkansas, on December 9, 2022.

QUICK CHEK CORPORATION

By:	/s/ R. Andrew Clyde
	Name:	R. Andrew Clyde
	Title:	President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. ANDREW CLYDE, MINDY K. WEST, GREGORY L. SMITH, DONALD R. SMITH, JR., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date
/s/ R. Andrew Clyde	President and Chief Executive Officer (principal executive officer) Director	December 9, 2022
R. Andrew Clyde
/s/ Mindy K. West	Executive Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer) Director	December 9, 2022
Mindy K. West
/s/ Blake H. Segal	Director	December 9, 2022
Blake H. Segal

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Dorado, State of Arkansas, on December 9, 2022.

QUICKCHEK REALTY L.L.C. QUICKCHEK REALTY BORDENTOWN URBAN RENEWAL LLC

By:	/s/ R. Andrew Clyde
	Name:	R. Andrew Clyde
	Title:	President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. ANDREW CLYDE, MINDY K. WEST, GREGORY L. SMITH, DONALD R. SMITH, JR., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date
/s/ R. Andrew Clyde	President and Chief Executive Officer (principal executive officer) Director	December 9, 2022
R. Andrew Clyde
/s/ Mindy K. West	Executive Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer) Director	December 9, 2022
Mindy K. West